EXHIBIT 99.1

JOINT FILING AGREEMENT

May 13, 2026

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under
Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing and/or incorporation by reference of this agreement as an exhibit thereto. This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date first written above.


RP INVESTMENT ADVISORS LP

By: /s/ Richard Pilosof
Name: Richard Pilosof
Title: Chief Executive Officer, RP Investment Advisors LP
       by its General Partner RP Investment Advisors GP Inc.


RP SELECT OPPORTUNITIES MASTER FUND LTD.

By: /s/ Richard Pilosof
Name: Richard Pilosof
Title: Chief Executive Officer, RP Investment Advisors LP
       by its General Partner RP Investment Advisors GP Inc.


RP DEBT OPPORTUNITIES FUND LTD.

By: /s/ Richard Pilosof
Name: Richard Pilosof
Title: Chief Executive Officer, RP Investment Advisors LP
       by its General Partner RP Investment Advisors GP Inc.


RP ALTERNATIVE GLOBAL BOND FUND

By: /s/ Richard Pilosof
Name: Richard Pilosof
Title: Chief Executive Officer, RP Investment Advisors LP
       by its General Partner RP Investment Advisors GP Inc.


RP ALTERNATIVE CREDIT OPPORTUNITIES FUND

By: /s/ Richard Pilosof
Name: Richard Pilosof
Title: Chief Executive Officer, RP Investment Advisors LP
       by its General Partner RP Investment Advisors GP Inc.